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                                                                    EXHIBIT 10.2


                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION


IN RE:                                )
                                      )
COHO ENERGY, INC.,                    )           CASE NO. 02-31189-HCA-11
                                      )
COHO RESOURCES, INC.,                 )
                                      )           CASE NO. 02-31190-HCA-11
COHO OIL & GAS, INC.,                 )
                                      )
                                      )           CASE NO. 02-31191-HCA-11
                                      )
                                      )           JOINTLY ADMINISTERED
                                      )           UNDER CASE NO. 02-31189-HCA-11
                                      )
                                                  HEARING DATE APRIL 10, 2002
                                                                 AT 1:45 P.M.

              ORDER APPROVING DEBTORS' MOTION FOR ORDER AUTHORIZING IMPLEMENTATION OF SENIOR MANAGEMENT RETENTION PROGRAM

         Came on for consideration the Motion filed on behalf of Coho Energy, Inc. et al., ("Debtors") for an Order Authorizing Implementation of Senior Management Retention Program and Supporting Brief, (the "Motion"). Counsel for the Debtors, the Official Committee of Unsecured Creditors ("Committee") and the Lenders appeared. No party filed any opposition to the Motion or otherwise appeared at the hearing in opposition to the Motion. The Court, having considered the Motion, evidence adduced in support thereof, and presentation of counsel finds that:

         1. This Court has jurisdiction of this Motion pursuant to by virtue of 28 U.S.C. Sections 157, 1334. This Motion involves a core proceeding.

         2. Adequate and proper notice of the Motion, and opportunity for hearing thereon, was provided by the Debtors.


ORDER APPROVING DEBTORS' MOTION FOR ORDER AUTHORIZING
IMPLEMENTATION OF SENIOR MANAGEMENT RETENTION PROGRAM                     PAGE 1
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         3. The Debtors seek authority under sections 105 and 363 of the
Bankruptcy Code for approval of a retention and severance program for the three members of its senior management team (as described more fully below, the "Senior Management"). The purpose for the Senior Management Retention Program is to retain the Debtors' senior management team until such time as the Debtors have reorganized their affairs, or achieved a sale of their assets.

         4. The Debtors' ability to maintain their business operations and preserve value for their estates is dependent upon the continued employment, active participation and dedication of the Senior Management who possess critical knowledge, experience and skills necessary to support the Debtors' business operations, including, without limitation, the Debtors' finances, systems, operations, properties and assets, personnel and management. The Debtors' ability to stabilize and preserve their business operations and assets will be substantially hindered if the Debtors are unable to retain the services of Senior Management.

         5. The Debtors' bankruptcy filing, and the uncertainty surrounding the future of their operations, has created a significant doubt concerning Senior Management's tenure with the company, as well as related uncertainty regarding Senior Management's pre-petition severance agreements with the Debtors. Unless an incentive retention plan is expeditiously implemented, the Debtors Senior Management are expected to pursue other opportunities.

         6. The Debtors can not afford to lose Senior Management for many reasons, including: (a) the difficulty of replacing them because experienced job candidates often find the prospect of working for a chapter 11 company unattractive; (b) finding suitable replacement employees is improbable unless the Debtors retain executive search firms, with their attendant fees, and incur further costs in the form of signing bonuses, reimbursement for relocation expenses and above market salaries to induce qualified personnel to accept employment with the Debtors; and (c) losing an Senior Management may lead to departure of other subordinate employees, which labor flight seriously disrupts the Debtors' ability to pursue a timely and successful reorganization in chapter 11.


DEBTORS' MOTION FOR ORDER AUTHORIZING
IMPLEMENTATION OF KEY EMPLOYEE RETENTION PROGRAM                          PAGE 2
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         7. The implementation of the Retention Program is necessary to provide incentives to Senior Management to remain on the job throughout the pendency of the Debtors' cases in order to preserve and maintain the value of the Debtors' operations and assets. The Senior Management Retention Program will significantly benefit the reorganization process.

         8. The Debtors' Senior Management team consists of three individuals:
Michael McGovern, Chief Executive Officer; Gary Pittman, Vice President and Chief Financial Officer and Gerald Ruley, Vice President of Operations.

         9. Consistent with the terms of their employment contracts, the Senior Management will receive a stay retention payment equal to two (2) years of their annual base salaries as an incentive to remain with the Debtors; provided, however, no payments will be made until the EARLIER of: (a) the confirmation of a plan of reorganization; (b) the sale of substantially all of the Debtors' assets; (c) the conversion of the Debtors' cases to Chapter 7; or (d) the termination of a member of Senior Management, other than for cause "Senior Management Triggering Event." Senior Management will forfeit any entitlement to payments under the Key Employee Retention Plan should they resign prior to a Senior Management Triggering Event.

         10. If all of the Senior Management received payments, the Senior Management Retention Program would be as follows:


DEBTORS' MOTION FOR ORDER AUTHORIZING
IMPLEMENTATION OF KEY EMPLOYEE RETENTION PROGRAM                          PAGE 3
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
   Member of Senior Management          Maximum Cumulative Retention Payment
   ---------------------------          ------------------------------------
        Michael McGovern                           $ 700,000
          Gary Pittman                             $ 400,000
          Gerald Ruley                             $ 500,000
                                                   ---------
            TOTAL                                  $1,600.00
                                                   ---------

         11. A member of Senior Management will be deemed ineligible to participate in the Senior Management Retention Program if he resigns, or is terminated for cause, before the triggering date for payments remaining under the Senior Management Retention Program.

         12. The termination, except for cause, of a Senior Management employee triggers payment only as to that employee, and not to all Senior Management employees.

         13. The Senior Management Retention Program replaces, and is not in addition to, any other severance or retention programs which were in existence with respect to Senior Management as of the Petition Date.

         14. The Senior Management Retention Program provides no greater compensation to Senior Management than the employment contracts.

         15. No COBRA benefits are included as part of the Senior Management Retention Program.

         16. Under 11 U.S.C. Section 363(b), a debtor is authorized to use property of the estate other than in the ordinary course of business after notice and hearing for purposes of implementing an employee retention program as contemplated herein. See In re Montgomery Ward Holding Corp., 242 B.R. 147 (D. Del. 1999). As stated by the Fifth Circuit, the debtor in


DEBTORS' MOTION FOR ORDER AUTHORIZING
IMPLEMENTATION OF KEY EMPLOYEE RETENTION PROGRAM                          PAGE 4
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possession must demonstrate "some articulated business justification for using, selling or leasing property outside the ordinary course of business." In re Continental Airlines, Inc., 780 F.2d 1223, 1226 (5th Cir. 1986). The debtor is also required to show the court that the proposed use of estate property will assist the debtor's reorganization. See In re Lionel Corp., 722 F.2d 1063, 1071 (2d Cir. 1983).

         17. Once the Debtors establish a valid business justification, "[t]he business judgment rule is a presumption that in making a business decision the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action was in the best interests of the company." In re Integrated Resources, Inc., 147 B.R. 650, 656 (S.D.N.Y. 1992) (quoting Smith v. Gorkam, 488 A.2d 858, 872 (Del. 1985)).

         18. The business judgment rule is respected within the context of a chapter 11 case and shields a debtor's management from judicial second-guessing. Id.; In re John-Manville Corp., 60 B.R. 612, 615-16 (Bankr. S.D.N.Y.
1986)(stating that "the Code favors the continued operation of a business by a debtor and a presumption of reasonableness attaches to a Debtor's management decisions.").

         19. Given the importance of the Senior Management to the Debtors' continued operations, the Senior Management Retention Program is approved. Courts have consistently recognized the needs of chapter 11 debtors to retain their employees in order to assure continued business functions in chapter 11 and, therefore, have approved retention and severance programs under 11 U.S.C.
Section 363(b)(1) similar to, or more costly than, the Key Employee Retention Program proposed by the Debtors.



DEBTORS' MOTION FOR ORDER AUTHORIZING
IMPLEMENTATION OF KEY EMPLOYEE RETENTION PROGRAM                          PAGE 5
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         20. The facts of these cases dictate that the relief requested herein is warranted. Senior Management employees are engaged in essential areas of operations of the Debtors, including executive, managerial, engineering and financial positions; their continued employment and high morale is absolutely vital to the Debtors' prospects of reorganization and continued operation. Without the continued services of the Senior Management, the prospect of the Debtors' reorganizing, and maximizing the value of their operations for the benefit of creditors will be irreparably damaged.

         21. In the event the Senior Management Retention Program is not implemented, there is a substantial risk that Senior Management will resign and seek other employment. The Debtors could be forced to hire replacement employees through the use, in large part, of executive placement agencies. Notwithstanding the time necessary to conduct job search and screen prospective candidates, such agencies also charge a substantial fee for their services. In addition, even with the use of such agencies, it is unlikely that the Debtors' could induce qualified applicants to accept employment with a debtor in possession without the use of signing bonuses, relocation expenses and above market salaries.

         22. At this critical time in these chapter 11 cases, the Debtors can ill afford either the time or the money necessary to replace Senior Management. All these factors clearly indicate that it is in the best interest of all creditors that the Senior Management be provided the benefits provided for in the retention program described herein in order to ensure their continued employment and to use their best efforts to reorganize these Debtors; it is, therefore,




DEBTORS' MOTION FOR ORDER AUTHORIZING
IMPLEMENTATION OF KEY EMPLOYEE RETENTION PROGRAM                          PAGE 6
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         ORDERED that the Senior Management Retention Program described herein is hereby approved and the Debtors are authorized to take any and all actions necessary to implement said program.

         SIGNED the 29th day of April, 2002.



                                                /s/ HAROLD C. ABRAMSON
                                                --------------------------------
                                                HONORABLE HAROLD C. ABRAMSON
                                                UNITED STATES BANKRUPTCY JUDGE






Submitted by and upon entry
please return a copy to:

Louis R. Strubeck, Jr.
Texas State Bar No.  19425600
FULBRIGHT & JAWORSKI, L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, TX  75201
Phone:      214.855-8040
Fax:        214.855-8200
E-mail:     lstrubeck@fulbright.com

Counsel for Debtors


DEBTORS' MOTION FOR ORDER AUTHORIZING
IMPLEMENTATION OF KEY EMPLOYEE RETENTION PROGRAM                          PAGE 7